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                                                                    Exhibit 10.3




                                    FORM OF

                           EMPLOYEE BENEFITS AGREEMENT

                                     BETWEEN

                         ALLEGHENY TELEDYNE INCORPORATED

                                       AND

                       TELEDYNE TECHNOLOGIES INCORPORATED





                        DATED AS OF _______________, 1999







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                               TABLE OF CONTENTS


ARTICLE I DEFINITIONS.............................................................................................1

     1.1 Agreement................................................................................................1
     1.2 ASO Contract.............................................................................................1
     1.3 ATI Entity...............................................................................................1
     1.4 ATI Executive............................................................................................2
     1.5 ATI Master Pension Trust.................................................................................2
     1.6 ATI Pension Plan.........................................................................................2
     1.7 ATI Stock Value..........................................................................................2
     1.8 Award....................................................................................................2
     1.9 Benefit Liabilities......................................................................................2
     1.10 Change..................................................................................................2
     1.11 Close of the Distribution Date..........................................................................2
     1.12 COBRA...................................................................................................2
     1.13 Code....................................................................................................2
     1.14 Corporate-Owned Life Insurance Policies.................................................................2
     1.15 DOL.....................................................................................................2
     1.16 ERISA...................................................................................................3
     1.17 Executive Benefit Plans.................................................................................3
     1.18 Foreign Plan............................................................................................3
     1.19 Group Insurance Policies................................................................................3
     1.20 HCRA Plan...............................................................................................3
     1.21 Health and Welfare Plans................................................................................3
     1.22 HMO.....................................................................................................3
     1.23 HMO Agreements..........................................................................................3
     1.24 Immediately After the Distribution Date.................................................................3
     1.25 Incentive Plan..........................................................................................3
     1.26 IRS.....................................................................................................4
     1.27 Material Feature........................................................................................4
     1.28 Non-Employee Director...................................................................................4
     1.29 Non-Employee Director Plans.............................................................................4
     1.30 Nonqualified Deferred Compensation Programs.............................................................4
     1.31 Option..................................................................................................4
     1.32 PBGC....................................................................................................4
     1.33 Performance Award.......................................................................................4
     1.34 Performance Share Program...............................................................................5
     1.35 Plan....................................................................................................5
     1.36 Ratio...................................................................................................5
     1.37 Reasonable Efforts......................................................................................5
     1.38 SARP....................................................................................................5

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
     1.39 SARP Award..............................................................................................5
     1.40 Section 414(l) Amount...................................................................................5
     1.41 Separation and Distribution Agreement...................................................................5
     1.42 Stock Purchase Plan.....................................................................................6
     1.43 Teledyne................................................................................................6
     1.44 Teledyne 401(k) Plan....................................................................................6
     1.45 Teledyne Technologies Entity............................................................................5
     1.46 Teledyne Technologies 401(k) Plan.......................................................................5
     1.47 Teledyne Technologies Individual........................................................................5
     1.48 Teledyne Technologies Pension Plan......................................................................6
     1.49 Teledyne Technologies Pension Plan Participants.........................................................6
     1.50 Teledyne Technologies Stock Value.......................................................................6

ARTICLE II GENERAL PRINCIPLES.....................................................................................6

     2.1 ASSUMPTION OF LIABILITIES................................................................................6
     2.2 ESTABLISHMENT OF TELEDYNE TECHNOLOGIES PLANS.............................................................7
     2.3 TERMS OF PARTICIPATION BY TELEDYNE TECHNOLOGIES INDIVIDUALS IN TELEDYNE TECHNOLOGIES PLANS...............7

ARTICLE III DEFINED BENEFIT PLANS.................................................................................8

     3.1 ESTABLISHMENT OF TELEDYNE TECHNOLOGIES PENSION PLAN AND TRUST............................................8
     3.2 ASSUMPTION OF PENSION PLAN LIABILITIES AND ALLOCATION OF INTERESTS IN THE ATI MASTER PENSION TRUST.......8
     3.3 FREEZING OF PENSION PLAN BENEFITS........................................................................9
     3.4 CREDITING SERVICE UNDER ATI'S PENSION PLAN...............................................................9

ARTICLE IV DEFINED CONTRIBUTION PLANS.............................................................................9

     4.1 401(k) PLAN..............................................................................................9

ARTICLE V HEALTH AND WELFARE PLANS...............................................................................11

     5.1 ASSUMPTION OF HEALTH AND WELFARE PLAN LIABILITIES.......................................................11
     5.2 VENDOR CONTRACTS........................................................................................11
     5.3 PROCEDURES FOR AMENDMENTS TO PLANS, PLAN DESIGNS, ADMINISTRATIVE PRACTICES, AND VENDOR CONTRACTS........13
     5.4 ATI SICKNESS AND ACCIDENT, LONG TERM DISABILITY AND PENSION DISABILITY BENEFITS.........................14
     5.5 POST-RETIREMENT HEALTH AND LIFE INSURANCE BENEFITS......................................................14
     5.6 COBRA AND DIRECT PAY....................................................................................14
     5.7 POST-DISTRIBUTION TRANSITIONAL ARRANGEMENTS.............................................................14
     5.8 APPLICATION OF ARTICLE V TO SPINCO ENTITIES.............................................................16

ARTICLE VI EXECUTIVE BENEFITS AND NON-EMPLOYEE DIRECTOR BENEFITS.................................................16

     6.1 ASSUMPTION OF OBLIGATIONS...............................................................................16
     6.2 CONSENTS AND NOTIFICATIONS..............................................................................16
     6.3 ATI 1999 BONUS PLAN.....................................................................................17
     6.4 ATI INCENTIVE PLANS.....................................................................................17
     6.5 ATI NONQUALIFIED DEFERRED COMPENSATION PROGRAMS.........................................................19


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
     6.6 NON-EMPLOYEE DIRECTOR BENEFITS..........................................................................20
     6.7 CONFIDENTIALITY AND PROPRIETARY INFORMATION.............................................................20

ARTICLE VII GENERAL AND ADMINISTRATIVE...........................................................................20

     7.1 TRANSITION SERVICES AGREEMENT...........................................................................20
     7.2 PAYMENT OF LIABILITIES, PLAN EXPENSES AND RELATED MATTERS...............................................20
     7.3 SHARING OF PARTICIPANT INFORMATION......................................................................21
     7.4 REPORTING AND DISCLOSURE AND COMMUNICATIONS TO PARTICIPANTS.............................................21
     7.5 NON-TERMINATION OF EMPLOYMENT; NO THIRD-PARTY BENEFICIARIES.............................................21
     7.6 BENEFICIARY DESIGNATIONS................................................................................22
     7.7 REQUESTS FOR IRS RULINGS AND DOL OPINIONS...............................................................22
     7.8 FIDUCIARY MATTERS.......................................................................................22
     7.9 COLLECTIVE BARGAINING...................................................................................22
    7.10 CONSENT OF THIRD PARTIES................................................................................22

ARTICLE VIII MISCELLANEOUS.......................................................................................23

     8.1 FOREIGN PLANS...........................................................................................23
     8.2 EFFECT IF DISTRIBUTION DOES NOT OCCUR...................................................................23
     8.3 RELATIONSHIP OF PARTIES.................................................................................23
     8.4 AFFILIATES..............................................................................................23
     8.5 COUNTERPARTS; ENTIRE AGREEMENT; CORPORATE POWER.........................................................24
     8.6 GOVERNING LAW; CONSENT TO JURISDICTION..................................................................24
     8.7 ASSIGNABILITY...........................................................................................25
     8.8 THIRD PARTY BENEFICIARIES...............................................................................25
     8.9 NOTICES.................................................................................................25
    8.10 SEVERABILITY............................................................................................25
    8.11 HEADINGS................................................................................................26
    8.12 WAIVERS OF DEFAULT......................................................................................26
    8.13 AMENDMENTS..............................................................................................26
    8.14 INTERPRETATION..........................................................................................26
    8.15 DISPUTES................................................................................................27




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                          EMPLOYEE BENEFITS AGREEMENT

                             ________________, 1999



         The parties to this Employee Benefits Agreement, dated as of the date written above, are Allegheny Teledyne Incorporated, a Delaware corporation ("ATI"), and Teledyne Technologies Incorporated, a Delaware corporation ("Teledyne Technologies"). Capitalized terms used herein (other than the formal names of ATI Plans (as defined below) and related trusts of ATI) and not otherwise defined shall have the respective meanings assigned to them in Article I hereof or as assigned to them in the Separation and Distribution Agreement (as defined below).


         WHEREAS, the Board of Directors of ATI has determined that it is in the best interests of ATI and its stockholders to separate ATI's aerospace and electronics businesses into an independent business entity;


         WHEREAS, in furtherance of the foregoing, ATI and Teledyne Technologies have entered into a Separation and Distribution Agreement, dated as of the date hereof (the "Separation and Distribution Agreement"), and certain other agreements that will govern certain matters relating to the Separation, the Distribution and the relationship of ATI and Teledyne Technologies, and their respective Subsidiaries following the Distribution; and



         WHEREAS, pursuant to the Separation and Distribution Agreement, ATI and Teledyne Technologies have agreed to enter into this agreement allocating assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs between them.


         NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:


                                    ARTICLE I
                                   DEFINITIONS


         For purposes of this Agreement the following terms shall have the following meanings:

         1.1 Agreement means this Employee Benefits Agreement, including all the Schedules and Exhibits hereto.

         1.2 ASO Contract is defined in Section 5.2(a)(i).


         1.3 ATI Entity means any entity that is, at the relevant time, an Affiliate of ATI, except that, for periods beginning Immediately After the Distribution Date, the term "ATI Entity" shall not include Teledyne Technologies or a Teledyne Technologies Entity.

         1.4 ATI Executive means an employee or former employee of ATI, an ATI Entity, Teledyne Technologies or a Teledyne Technologies Entity, who immediately before the Close of the Distribution Date is eligible to participate in or receive a benefit under any ATI Executive Benefit Plan.


         1.5 ATI Master Pension Trust means the master trust under which the assets of the ATI Pension Plan are held.

         1.6 ATI Pension Plan means the Allegheny Teledyne Incorporated Pension Plan.

         1.7 ATI Stock Value means the average of the daily high and low per-share trading prices of the ATI Common Stock as listed on the NYSE during each of the twenty trading days immediately prior to the Distribution Date.


         1.8 Award means an award under the Incentive Plan, including Performance Awards and SARP Awards. When immediately preceded by "ATI," the term Award (including the term Performance Award or SARP Award) means an award under the ATI Incentive Plan. When immediately preceded by "Teledyne Technologies," the term Award (including the term Performance Award or SARP Award) means an award under the Teledyne Technologies Incentive Plan.


         1.9 Benefit Liabilities means any Liabilities (as defined in the Separation and Distribution Agreement) relating to any contributions, compensation or other benefits accrued or payable under any profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other compensation or benefit plan, agreement, contract, policy, trust fund or arrangement.

         1.10 Change is defined in Section 5.3(b)(i).

         1.11 Close of the Distribution Date means 5:00 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the Distribution Date.

         1.12 COBRA means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

         1.13 Code means the Internal Revenue Code of 1986, as amended. Reference to a specific Code provision also includes any proposed, temporary, or final regulation in force under that provision.

         1.14 Corporate-Owned Life Insurance Policies means the life insurance policies owned by ATI insuring the lives of certain ATI Executives and certain other highly compensated employees of ATI or an ATI Entity.

         1.15 DOL means the United States Department of Labor.



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         1.16 ERISA means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary, or final regulation in force under that provision.


         1.17 Executive Benefit Plans, when immediately preceded by "ATI," means the executive benefit plans, programs, and arrangements established, maintained, agreed upon, or assumed by ATI or an ATI Entity for the benefit of employees and former employees of ATI or an ATI Entity before the Close of the Distribution Date as listed in Schedule 1.17. When immediately preceded by "Teledyne Technologies," Executive Benefit Plans means the executive benefit plans and programs to be established by Teledyne Technologies pursuant to Section 2.2 that correspond to the respective ATI Executive Benefit Plans.

         1.18 Foreign Plan means a Plan maintained by ATI, an ATI Entity, Teledyne Technologies, or a Teledyne Technologies Entity for the benefit of employees outside the U.S.


         1.19 Group Insurance Policies is defined in Section 5.2(b)(i).


         1.20 HCRA Plan, when immediately preceded by "ATI," means the ATI Health Care Reimbursement Account Plan. When immediately preceded by "Teledyne Technologies," HCRA Plan means the Health Care Reimbursement Account Plan to be established by Teledyne Technologies pursuant to Section 2.2.

         1.21 Health and Welfare Plans, when immediately preceded by "ATI," means the health and welfare plans listed on Schedule 1.21 established and maintained by ATI for the benefit of employees and retirees of ATI and certain ATI Entities, and such other welfare plans or programs as may apply to such employees and retirees of ATI or an ATI Entity before the Close of the Distribution Date. When immediately preceded by "Teledyne Technologies," Health and Welfare Plans means the health and welfare plans to be established by Teledyne Technologies pursuant to Section 2.2 that correspond to the respective ATI Health and Welfare Plans.

         1.22 HMO means a health maintenance organization that provides benefits under one or more of the ATI Health and Welfare Plans or the Teledyne Technologies Health and Welfare Plans.


         1.23 HMO Agreements is defined in Section 5.2(c)(i).

         1.24 Immediately After the Distribution Date means 5:01 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the Distribution Date.


         1.25 Incentive Plan, when immediately preceded by "ATI," means any of the Allegheny Teledyne Incorporated 1996 Incentive Plan, any predecessor Incentive Plan thereto and any other stock-based incentive plans assumed by ATI by reason of merger, combination, acquisition or otherwise. When immediately preceded by "Teledyne Technologies," Incentive Plan means the Incentive Plan to be established by Teledyne Technologies pursuant to Section 2.2.




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         1.26 IRS means the Internal Revenue Service.

         1.27 Material Feature means any feature of a Plan that could reasonably be expected to be of material importance to the sponsoring employer or the participants and beneficiaries of the Plan, which could include, depending on the type and purpose of the particular Plan, the class or classes of employees eligible to participate in such Plan, the nature, type, form, source, and level of benefits provided by the employer under such Plan and the amount or level of contributions, if any, required to be made by participants (or their dependents or beneficiaries) to or under such Plan.

         1.28 Non-Employee Director, when immediately preceded by "ATI," means a member of ATI's Board of Directors who is not an employee of ATI or an ATI Entity. When immediately preceded by "Teledyne Technologies," Non-Employee Director means a member of Teledyne Technologies' Board of Directors who is not an employee of Teledyne Technologies or a Teledyne Technologies Entity.

         1.29 Non-Employee Director Plans, when immediately preceded by "ATI," means the Allegheny Teledyne Incorporated 1996 Non-Employee Director Stock Compensation Plan and the Allegheny Teledyne Incorporated Fee Continuation Plan for Non-Employee Directors. When immediately preceded by "Teledyne Technologies," Non-Employee Director Plans means the plans and programs to be established by Teledyne Technologies pursuant to Section 2.2 that correspond to the ATI Non-Employee Director Plans.

         1.30 Nonqualified Deferred Compensation Programs, when immediately preceded by "ATI," means the Allegheny Teledyne Incorporated Executive Deferred Compensation Plan, the Allegheny Teledyne Incorporated Supplemental Pension Plan and the Teledyne, Inc. Pension Equalization Plan. When immediately preceded by "Teledyne Technologies," Deferral Plan means the Executive Deferred Compensation Plan to be established by Teledyne Technologies pursuant to Section 2.2.

         1.31 Option, when immediately preceded by "ATI," means an option to purchase ATI Common Stock and, when immediately preceded by "Teledyne Technologies," Option means an option to purchase Teledyne Technologies Common Stock, in each case pursuant to an Incentive Plan.

         1.32 PBGC means the Pension Benefit Guaranty Corporation.

         1.33 Performance Award means any Award granted pursuant to the terms of the Performance Share Program.




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         1.34 Performance Share Program means the Allegheny Teledyne
Incorporated Performance Share Program adopted pursuant to Administrative Rules under the ATI Incentive Plan.

         1.35 Plan, when immediately preceded by "ATI" or "Teledyne Technologies," means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle providing benefits to employees, former employees or Non-Employee Directors of ATI or an ATI Entity, or Teledyne Technologies or a Teledyne Technologies Entity, as applicable.

         1.36 Ratio means the amount obtained by dividing the ATI Stock Value by the Teledyne Technologies Stock Value.

         1.37 Reasonable Efforts means such acts or actions that, in the reasonable good faith opinion of the party taking such acts or actions, are calculated to achieve, or otherwise further, the applicable provisions to which the term applies; provided, however, to the extent any costs, fees or other expenditures (the "Expenses") occur as a result of a party's use of Reasonable Efforts and such expenses are not expressly allocated under the terms of this Agreement or any Ancillary Agreement, such Expenses shall be borne by the party for whose benefit such Expenses are incurred and such party shall indemnify and hold harmless the other party with respect to such Expenses.

         1.38 SARP, when immediately preceded by "ATI," means the Allegheny Teledyne Incorporated Stock Acquisition and Retention Program.

         1.39 SARP Award means any Award granted pursuant to the terms of the SARP.

         1.40 Section 414(l) Amount is defined in the last sentence of Section 3.2(a).

         1.41 Separation and Distribution Agreement is defined in the third paragraph of the preamble of this Agreement.

         1.42 Stock Purchase Plan when immediately preceded by "ATI," means the Allegheny Teledyne Incorporated Employee Stock Purchase Plan. When immediately preceded by "Teledyne Technologies," Stock Purchase Plan means the employee stock purchase plan to be established by Teledyne Technologies pursuant to
Section 2.2.

         1.43 Teledyne means Teledyne, Inc., a Delaware corporation, or its successors or assigns.

         1.44 Teledyne 401(k) Plan means the Teledyne, Inc. 401(k) Plan.

         1.45 Teledyne Technologies Entity means any Person that is, at the relevant time, a Subsidiary of Teledyne Technologies or is otherwise controlled, directly or indirectly, by Teledyne Technologies.

         1.46 Teledyne Technologies 401(k) Plan means, for the period between the Close of the Distribution Date and April 1, 2000, that portion of the Teledyne 401(k) amended as described in Section 4.1(a) and, for the period on and after April 1, 2000, the separate 401(k) plan established by Teledyne Technologies effective no later than April 1, 2000.

         1.47 Teledyne Technologies Individual means any individual who, Immediately After the Distribution Date, (i) is an active hourly or salaried employee of one of the Teledyne Technologies Entities or (ii) is a former hourly or salaried employee who is in pay status or deferred vested status under the ATI Pension Plan of one of the Teledyne Technologies Entities listed in Schedule 1.46.

         1.48 Teledyne Technologies Pension Plan means the pension plan established by Teledyne Technologies pursuant to Article III and Section 2.2.

         1.49 Teledyne Technologies Pension Plan Participants means, collectively, the Teledyne Technologies Individuals who are eligible to participate and/or receive benefits under the terms of the Teledyne Technologies Pension Plan.

         1.50 Teledyne Technologies Stock Value means the average of the daily high and low per-share trading prices of the Teledyne Technologies Common Stock during each of the twenty trading days Immediately After the Distribution Date.



                                   ARTICLE II
                               GENERAL PRINCIPLES



         2.1 ASSUMPTION OF LIABILITIES. Except as otherwise expressly provided in Article III and Article VI, Teledyne Technologies hereby assumes and agrees to pay, perform, fulfill and discharge, in accordance with their respective terms, all of the following (regardless of when or where such Benefit Liabilities arose or arise or were or are incurred): (i) all Benefit Liabilities to or relating to Teledyne Technologies Individuals, and their respective dependents and beneficiaries, in each case relating to, arising out of or resulting from employment by ATI or an ATI Entity before the Distribution Date (including Benefit Liabilities under ATI Plans and Teledyne Technologies Plans);
(ii) all other Benefit Liabilities to or relating to Teledyne Technologies Individuals and other employees of Teledyne Technologies or a Teledyne Technologies Entity, and their dependents and beneficiaries, to the extent relating to, arising out of or resulting from future, present or former employment with Teledyne Technologies or a Teledyne Technologies Entity (including Benefit Liabilities under ATI Plans and Teledyne Technologies Plans);
(iii) all Benefit Liabilities relating to, arising out of or resulting from any other actual or alleged employment relationship with Teledyne Technologies or a Teledyne Technologies Entity; (iv) all Benefit Liabilities relating to, arising out of or resulting from the imposition of withdrawal liability under Subtitle E of Title IV of ERISA as a result of a complete or partial withdrawal of any ATI Entity from a "multiemployer plan" within the meaning of ERISA Section 4021 which occurs solely as a result of the Separation or the Distribution; and (v) all other Benefit Liabilities relating to, arising out of or resulting from obligations, liabilities and responsibilities




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expressly assumed or retained by Teledyne Technologies, a Teledyne Technologies
Entity, or a Teledyne Technologies Plan pursuant to this Agreement. Notwithstanding the generality of the foregoing, Teledyne Technologies does not assume or agree to pay, perform, fulfill or discharge any Benefit Liabilities relating to, arising out of or resulting from the Teledyne Savings and Retirement Supplemental Plan.

         2.2 ESTABLISHMENT OF TELEDYNE TECHNOLOGIES PLANS. Effective prior to the Distribution Date, Teledyne Technologies shall adopt, or cause to be adopted, the Teledyne Technologies Pension Plan and its related trust, the amended Teledyne 401(k) Plan for the period between the Distribution Date and April 1, 2000, the Teledyne Technologies Stock Purchase Plan, the Teledyne Technologies Health and Welfare Plans, and the Teledyne Technologies Executive Benefit Plans for the benefit of the Teledyne Technologies Individuals and other current and future employees of Teledyne Technologies and the Teledyne Technologies Entities; provided, however, that Teledyne Technologies may, in its sole discretion, elect not to adopt or establish the Plan or Plans listed in
Schedule 2.2(a). Subject to the provisions of Section 4.1 regarding the Teledyne Technologies 401(k) Plan, or as otherwise may be set forth in Schedule 2.2(b), the foregoing Teledyne Technologies Plans shall be substantially identical in all Material Features to the corresponding ATI Plans as in effect as of the Close of the Distribution Date. Effective prior to or within a reasonable time after the Distribution Date, Teledyne Technologies shall adopt, or cause to be adopted, the Teledyne Technologies Non-Employee Director Plans, for the benefit of Teledyne Technologies Non-Employee Directors. The Teledyne Technologies Non-Employee Director Plans shall be substantially similar in all Material Features to the corresponding ATI Non-Employee Director Plans as in effect on the Distribution Date. Effective no later than April 1, 2000, Teledyne Technologies shall adopt the Teledyne Technologies 401(k) Plan and its related trust.

         2.3 TERMS OF PARTICIPATION BY TELEDYNE TECHNOLOGIES INDIVIDUALS IN TELEDYNE TECHNOLOGIES PLANS. The Teledyne Technologies Plans shall be, with respect to Teledyne Technologies Individuals, in all respects the successors in interest to, and shall not provide benefits that duplicate benefits provided by, the corresponding ATI Plans. ATI and Teledyne Technologies shall agree on methods and procedures, including amending the respective Plan documents and/or requesting approvals or consents of Teledyne Technologies Individuals where the parties deem appropriate, to prevent Teledyne Technologies Individuals from receiving duplicative benefits from the ATI Plans and the Teledyne Technologies Plans. With respect to Teledyne Technologies Individuals, each Teledyne Technologies Plan shall provide that all service, all compensation and all other benefit-affecting determinations that, as of the Close of the Distribution Date, were recognized under the corresponding ATI Plan shall, as of Immediately After the Distribution Date, receive full recognition, credit, and validity and be taken into account under such Teledyne Technologies Plan to the same extent as if such items occurred under such Teledyne Technologies Plan, except to the extent that duplication of benefits would result. The provisions of this Agreement for the transfer of assets from certain trusts relating to ATI Plans (including Foreign Plans) to the corresponding trusts relating to Teledyne Technologies Plans (including Foreign Plans) are based upon the understanding of the parties that each such Teledyne Technologies Plan will assume all Benefit Liabilities of the corresponding ATI Plan to or relating to Teledyne Technologies Individuals, as provided for herein. If any such Benefit Liabilities are not effectively assumed by the appropriate Teledyne Technologies Plan, then the amount of assets transferred to the trust relating to such Teledyne Technologies Plan from the trust relating to the corresponding ATI Plan shall be recomputed as set forth below, but taking into account the retention of such Benefit Liabilities by such ATI Plan, and assets shall be transferred by the trust relating to such Teledyne Technologies Plan to the trust relating to such ATI Plan so as to place each such trust in the position it would have been in, had the initial asset transfer been made in accordance with such recomputed amount of assets.




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                                   ARTICLE III
                              DEFINED BENEFIT PLANS



         3.1 ESTABLISHMENT OF TELEDYNE TECHNOLOGIES PENSION PLAN AND TRUST. The Teledyne Technologies Pension Plan, established by Teledyne Technologies pursuant to Section 2.2, (i) shall be a qualified defined benefit pension plan within the meaning of Code Section 401(a), (ii) shall contain provisions, terms and conditions substantially similar to the provisions, terms and conditions of the ATI Pension Plan, (iii) shall provide coverage to and assume the benefit payment obligations of the ATI Pension Plan with respect to the Teledyne Technologies Pension Plan Participants, (iv) shall provide a benefit formula which shall accrue benefits for eligible Teledyne Technologies Individuals at a rate substantially similar to the rate at which benefits are accrued under the ATI Pension Plan and (v) shall provide that the Teledyne Technologies Pension Plan cannot be amended to increase the rate of benefit accrual until January 1, 2001 without the prior written consent of ATI. The trust related to the Teledyne Technologies Pension Plan, established by Teledyne Technologies pursuant to
Section 2.2, is intended to be exempt from taxation under Code Section 501(a) and Teledyne Technologies shall take all steps necessary or appropriate to cause such trust to meet the requirements for tax exemption under Code Section 501(a).


         3.2 ASSUMPTION OF PENSION PLAN LIABILITIES AND ALLOCATION OF INTERESTS IN THE ATI MASTER PENSION TRUST.


         (a) CALCULATION OF ASSET ALLOCATION. A nationally-recognized actuarial firm, selected by ATI in its sole and absolute discretion (the "Actuary"), shall determine the Section 414(l) Amount effective as of the Distribution Date. As soon as practicable after the Distribution Date, the Actuary shall deliver to ATI and Teledyne Technologies a written report, with the necessary supporting data, setting forth the calculations by the Actuary of the Section 414(l) Amount and a certification that such amount complies with Section 414(l) of the Code. The Actuary's determination of the Section 414(l) Amount shall be final and binding on all parties hereto and for all purposes hereunder. The costs of the Actuary with respect to the determination of the Section 414(l) Amount under this Section 3.2(a) shall be borne equally by ATI and Teledyne Technologies. The "Section 414(l) Amount" means the minimum amount required to be transferred from the ATI Pension Plan to the Teledyne Technologies Pension Plan with respect to the Teledyne Technologies Pension Plan Participants pursuant to Section 208 of ERISA and Section 414(l) of the Code and the applicable rulings and regulations thereunder using actuarial assumptions deemed reasonable in the aggregate by the Actuary within the meaning of Treasury Regulation Section 1.414(l)-1(b)(9) with respect to plan terminations occurring as of the Distribution Date.

         (b) TRANSFER OF ASSETS. As soon as practicable after determination of the Section 414(l) Amount in accordance with the procedures set forth in Section 3.2(a) but in no event earlier than two (2) business days after the Distribution Date or more than sixty (60) days after the Distribution Date, ATI shall cause to be transferred from the ATI Master Pension Trust to the Teledyne Technologies Master Pension Trust assets in a form determined by ATI in its sole discretion with a market value then equal to the sum of (i) the Section 414(l) Amount and
(ii) $50,000,000, together with interest on such Section 414(l) Amount for the period from the Distribution Date to the date of transfer at a rate equal to the rate of interest on 90-day U.S. Treasury bills as of the

Distribution Date, reduced by the amount of any benefit payments due and made to or on behalf of any of the Teledyne Technologies Individuals from the ATI Master Pension Trust during such period and not taken into account in determining the
Section 414(l) Amount. As of the date of such transfer of assets, Teledyne Technologies shall assume all Benefit Liabilities to or relating to Teledyne Technologies Pension Plan Participants under ATI's Pension Plan and ATI's Pension Plan shall retain no liability for such benefits.

         3.3 FREEZING OF PENSION PLAN BENEFITS. Effective Immediately After the Distribution Date, the accrued benefits with respect to Teledyne Technologies Individuals who, as of the Distribution Date, were participants under the ATI Pension Plan shall be frozen and such Individuals shall not accrue any additional benefits from and after the Distribution Date under the ATI Pension Plan. The assets and Benefit Liabilities with respect to such Individuals, determined as of the Distribution Date, shall be retained by the ATI Pension Plan and its related trust and paid therefrom when due under the terms of the ATI Pension Plan.

         3.4 CREDITING SERVICE UNDER ATI'S PENSION PLAN. Teledyne Technologies Individuals other than Teledyne Technologies Pension Plan Participants who, as of the Distribution Date, were participants in the ATI Pension Plan will continue to receive service credit for vesting and retirement benefit eligibility purposes under the ATI Pension Plan for service with Teledyne Technologies after the Distribution Date.


                                   ARTICLE IV
                           DEFINED CONTRIBUTION PLANS


         4.1 401(k) PLAN.

         (a) ADOPTION BY TELEDYNE TECHNOLOGIES OF TELEDYNE 401(k) PLAN AMENDED TO BE A MULTIPLE EMPLOYER PLAN. On or before the Distribution Date, the Teledyne 401(k) Plan will be amended by Teledyne to be and become a multiple employer plan under which Teledyne Technologies may elect to be a contributing sponsor and to provide participation to Teledyne Technologies Individuals under the terms and conditions set forth in the Teledyne 401(k) Plan for a period ending on the earlier of (i) adoption by Teledyne Technologies of the Teledyne Technologies 401(k) Plan or (ii) April 1, 2000. The right to amend the Teledyne 401(k) Plan in any respect shall be exclusively within the power of Teledyne at all relevant times. As amended, the Teledyne 401(k) Plan shall provide that (A) Teledyne Technologies Individuals shall not be permitted to direct investments after the Distribution Date in ATI Common Stock or in the common stock of Teledyne Technologies or any other corporation spun off by ATI, (B) that each Teledyne Technologies Individual shall have the right to direct the administrator of the Teledyne 401(k) Plan to liquidate such Teledyne Technologies Individual's interest in shares of common stock of ATI ("ATI Common Stock"), Teledyne Technologies Common Stock or the common stock of any other previously related corporation and direct the method of reinvestment of the proceeds of such sale from among the options then available under the Teledyne 401(k) Plan and (C) if ATI Common Stock and/or common stock of any previously related corporation other than Teledyne Technologies is held in accounts of Teledyne Technologies Individuals in the Teledyne 401(k) Plan as of April 1, 2000, interests of Teledyne Technologies Individuals in such stock shall be liquidated by the Plan administrator and the proceeds reinvested in Teledyne Technologies Common Stock.

         (b) ESTABLISHMENT OF TELEDYNE TECHNOLOGIES 401(k) PLAN AND TRUST. The Teledyne Technologies 401(k) Plan, established by Teledyne Technologies no later than April 1, 2000 pursuant to Section 2.2, (i) shall be a qualified defined contribution plan within the meaning of Code Section 401(a), (ii) except as provided under Section 4.1(c), shall contain provisions, terms and conditions substantially similar to the provisions, terms and conditions of the Teledyne 401(k) Plan, and (iii) shall provide coverage from and after the earlier of (i) its adoption by Teledyne Technologies or (ii) April 1, 2000 with respect to Teledyne Technologies Individuals who, as of the later of the dates above, were participants in the Teledyne 401(k) Plan, as amended as described in Section 4.1(a). The trust related to the Teledyne Technologies 401(k) Plan, established by Teledyne Technologies pursuant to Section 2.2, shall be exempt from taxation under Code Section 501(a).

         (c) ASSUMPTION OF LIABILITIES AND TRANSFER OF ASSETS.

                  (i) Effective Immediately After the Distribution Date and until the earlier of (i) the date of adoption by Teledyne Technologies of the Teledyne Technologies 401(k) Plan or (ii) April 1, 2000, ATI shall administer or cause the administration of the assets and Benefit Liabilities of the Teledyne 401(k) Plan with respect to both Teledyne employees and Teledyne Technologies Individuals. Teledyne Technologies shall pay to ATI, within thirty days of presentment of an invoice therefor, an amount equal to the actual cost incurred by ATI for administration of the assets and Benefit Liabilities in the Teledyne 401(k) Plan relating to Teledyne Technologies Individuals. Teledyne Technologies Individuals shall continue to accrue service credit under the Teledyne 401(k) Plan for vesting and benefit eligibility purposes until the earlier of (i) the date of adoption by Teledyne Technologies of the Teledyne Technologies 401(k) Plan or (ii) April 1, 2000. Effective as of the earlier of (i) adoption by Teledyne Technologies of the Teledyne Technologies 401(k) Plan or (ii) April 1, 2000: (A) the Teledyne Technologies 401(k) Plan shall assume and be solely responsible for all Benefit Liabilities to or relating to Teledyne Technologies Individuals under the Teledyne Technologies 401(k) Plan, and (B) ATI shall cause an amount equal to the aggregate account balances of the Teledyne Technologies Individuals participating under the Teledyne 401(k) Plan, whether such amounts are vested or unvested under the terms of the Teledyne 401(k) Plan, which are held by the related trust as of the applicable of (i) the date of adoption by Teledyne Technologies of the Teledyne Technologies 401(k) Plan or (ii) April 1, 2000 (or such other date as may be agreed by ATI and Teledyne Technologies) to be transferred to the Teledyne Technologies 401(k) Plan, and its related trust, and Teledyne Technologies shall cause such transferred accounts to be accepted by such plan and trust. In ATI's sole and absolute discretion, the amount so transferred may be in cash or in kind or a combination thereof; provided, however, that the following shall be transferred in kind: (A) shares of ATI Common Stock, shares of Teledyne Technologies Common Stock allocated to participants' accounts as a result of the Distribution and shares of Water Pik Technologies, Inc. Common Stock allocated to participants' accounts as a result of the spin-off of ATI's consumer business; and (B) all promissory notes reflecting participant loans to Teledyne Technologies Individuals under the Teledyne 401(k) Plan outstanding as of the Distribution Date.

                  (ii) If any benefit with respect to a Teledyne Technologies Individual under the Teledyne 401(k) Plan is subject to a qualified domestic relations order at the time of transfer, all documentation concerning such qualified domestic relations order shall be assigned to the Teledyne Technologies 401(k) Plan.

                                    ARTICLE V
                            HEALTH AND WELFARE PLANS

         5.1 ASSUMPTION OF HEALTH AND WELFARE PLAN LIABILITIES.


         (a) Immediately After the Distribution Date, all Benefit Liabilities to or relating to Teledyne Technologies Individuals under the ATI Health and Welfare Plans shall cease to be Benefit Liabilities of the ATI Health and Welfare Plans and shall be assumed by the corresponding Teledyne Technologies Health and Welfare Plans.

         (b) Notwithstanding Section 5.1(a), all treatments which have been pre-certified for or are being provided to a Teledyne Technologies Individual as of the Close of the Distribution Date shall be provided without interruption under the appropriate ATI Health and Welfare Plan until such treatment is concluded or discontinued pursuant to applicable plan rules and limitations, but Teledyne Technologies shall continue to be responsible for all Benefit Liabilities relating to, arising out of or resulting from such ongoing treatments as of the Close of the Distribution Date.

         5.2 VENDOR CONTRACTS.

         (a) THIRD-PARTY ASO CONTRACTS.

                  (i) ATI shall use its Reasonable Efforts to amend each administrative services only contract with a third-party administrator that relates to any of the ATI Health and Welfare Plans (an "ASO Contract") in existence as of the date of this Agreement to permit Teledyne Technologies to participate in the terms and conditions of such ASO Contract from Immediately After the Distribution Date until December 31, 2000. ATI shall use its Reasonable Efforts to cause all ASO Contracts into which ATI enters after the date of this Agreement but before the Close of the Distribution Date to allow Teledyne Technologies to participate in the terms and conditions thereof effective Immediately After the Distribution Date on the same basis as ATI.

                  (ii) ATI shall have the right to determine, and shall promptly notify Teledyne Technologies of, the manner in which Teledyne Technologies' participation in the terms and conditions of ASO Contracts as set forth above shall be effectuated. The permissible ways in which Teledyne Technologies' participation may be effectuated include automatically making Teledyne Technologies a party to the ASO Contracts or obligating the third party to enter into a separate ASO Contract with Teledyne Technologies providing for the same terms and conditions as are contained in the ASO Contracts to which ATI is a party (or such other arrangement as to which ATI and Teledyne Technologies shall mutually agree). Such terms and conditions shall include the financial and termination provisions, performance standards, methodology, auditing policies, quality measures, reporting requirements and target claims. Teledyne Technologies hereby authorizes ATI to act on its behalf to extend to Teledyne Technologies the terms and conditions of the ASO Contracts. Teledyne Technologies shall fully cooperate with ATI in such efforts, and Teledyne Technologies shall not perform any act, including discussing any alternative arrangements with any third party, that would prejudice ATI's efforts.

         (b) GROUP INSURANCE POLICIES.

                  (i) This Section 5.2(b) applies to group insurance policies not subject to allocation or transfer pursuant to the foregoing provisions of this Article V ("Group Insurance Policies").


                  (ii) ATI shall use its Reasonable Efforts to amend each Group Insurance Policy in existence as of the date of this Agreement for the provision or administration of benefits under the ATI Health and Welfare Plans to permit Teledyne Technologies to participate in the terms and conditions of such policy from Immediately After the Distribution Date until December 31, 2000. ATI shall use its Reasonable Efforts to cause all Group Insurance Policies into which ATI enters or which ATI renews after the date of this Agreement but before the Close of the Distribution Date to allow Teledyne Technologies to participate in the terms and conditions thereof effective Immediately After the Distribution Date on the same basis as ATI.

                  (iii) Teledyne Technologies' participation in the terms and conditions of each such Group Insurance Policy shall be effectuated by obligating the insurance company that issued such insurance policy to ATI to issue one or more separate policies to Teledyne Technologies. Such terms and conditions shall include the financial and termination provisions, performance standards and target claims. Teledyne Technologies hereby unconditionally and irrevocably authorizes ATI to act on its behalf to extend to Teledyne Technologies the terms and conditions of such Group Insurance Policies. Teledyne Technologies shall fully cooperate with ATI in such efforts, and Teledyne Technologies shall not perform any act, including discussing any alternative arrangements with third parties, that would prejudice ATI's efforts.

         (c) HMO AGREEMENTS.

                  (i) Before the Distribution Date, ATI shall use its Reasonable Efforts to amend all letter agreements with HMOs that provide medical services under the ATI Medical Plans for 1999 ("HMO Agreements") in existence as of the date of this Agreement to permit Teledyne Technologies to participate in the terms and conditions of such HMO Agreements, in each case, from Immediately After the Distribution Date until December 31, 2000. ATI shall use its Reasonable Efforts to cause all HMO Agreements into which ATI enters after the date of this Agreement but before the Close of the Distribution Date to allow Teledyne Technologies to participate in the terms and conditions of such HMO Agreements from Immediately After the Distribution Date until December 31, 2000 on the same basis as ATI.

                  (ii) ATI shall have the right to determine, and shall promptly notify Teledyne Technologies of, the manner in which Teledyne Technologies' participation in the terms and conditions of all HMO Agreements as set forth above shall be effectuated. The permissible ways in which Teledyne Technologies' participation may be effectuated include automatically making Teledyne Technologies a party to the HMO Agreements or obligating the HMOs to enter into letter agreements with Teledyne Technologies which are identical to the HMO Agreements (or such other arrangement as to which ATI and Teledyne Technologies shall mutually agree). Such terms and conditions shall include the financial and termination provisions of the HMO Agreements. Teledyne Technologies hereby authorizes ATI to act on its behalf to extend to Teledyne Technologies the terms and conditions of the HMO Agreements. Teledyne Technologies shall fully cooperate with ATI in such efforts, and Teledyne Technologies shall not perform any act, including discussing any alternative arrangements with any third-party, that would prejudice ATI's efforts.

                  (iii) Notwithstanding anything in this Article V to the contrary, Teledyne Technologies shall have the sole discretion to determine which HMOs to offer to the participants in the Teledyne Technologies Health and Welfare Plans for 2001 and subsequent years, and all HMO Agreements in which Teledyne Technologies participates pursuant to this Section 5.2(c) shall provide Teledyne Technologies with the right to discontinue its participation effective January 1, 2001.


         5.3 PROCEDURES FOR AMENDMENTS TO PLANS, PLAN DESIGNS, ADMINISTRATIVE PRACTICES, AND VENDOR CONTRACTS.


         (a) AMENDMENTS TO PLAN DOCUMENTS. From Immediately After the Distribution Date through December 31, 2000, Teledyne Technologies shall not amend any Teledyne Technologies Health and Welfare Plan or Plans, and Teledyne Technologies shall have no rights or privileges with respect to such Plans other than those rights and privileges contained in any policy, contract or other written arrangement governing such Plans. During any period in which ATI is providing Interim Services with respect to any Teledyne Technologies Health and Welfare Plan pursuant to Section 7.1, ATI shall have the right to amend any applicable Teledyne Technologies Health and Welfare Plan; provided that, in ATI's reasonable good faith opinion, such amendment will have no material adverse impact on the Teledyne Technologies Health and Welfare Plan or its participants or, to the extent a material adverse impact would occur, such impact would affect both the applicable Teledyne Technologies Health and Welfare Plan and any corresponding ATI Health and Welfare Plan and any costs incurred as a result of such amendment shall be borne by ATI and Teledyne Technologies in the same proportion that Teledyne Technologies and ATI employees, respectively, participate.

         (b) CHANGES IN VENDOR CONTRACTS, GROUP INSURANCE POLICIES, PLAN DESIGN, AND ADMINISTRATION PRACTICES AND PROCEDURES.

                  (i) From Immediately After the Distribution Date until December 31, 2000, Teledyne Technologies shall not materially modify, or take other action which would have a material effect on, any of the following items (each such modification, a "Change"): (A) the termination date, administration, or operation of (1) an ASO contract between ATI or Teledyne Technologies and a third-party administrator, (2) a Group Insurance Policy issued to ATI or Teledyne Technologies, or (3) an HMO Agreement with ATI or Teledyne Technologies, in each case, the material terms and conditions of which contracts and policies are extended to Teledyne Technologies or to which Teledyne Technologies becomes a party pursuant to Section 5.2; (B) the design of either an ATI Health and Welfare Plan or a Teledyne Technologies Health and Welfare Plan; or (C) the financing, operation, administration or delivery of benefits under either an ATI Health and Welfare Plan or a Teledyne Technologies Health and Welfare Plan.

                  (ii) During any period in which ATI is providing Interim Services with respect to any Teledyne Technologies Health and Welfare Plan pursuant to Section 7.1, ATI shall be permitted to make any Change to such Teledyne Technologies Plan; provided that, in ATI's reasonable good faith opinion, such Change would affect both the applicable Teledyne Technologies Health and Welfare Plan and any corresponding ATI Health and Welfare Plan and any costs incurred as a result of such amendment shall be borne by ATI and Teledyne Technologies in the same proportion that Teledyne Technologies and ATI employees, respectively, participate.

         (c) EMPLOYEE CONTRIBUTIONS. Except as otherwise expressly provided in Sections 5.3(a) and 5.3(b), as of January 1, 2001, Teledyne Technologies shall have the right, in its sole and absolute discretion and without compliance with Sections 5.3(a) and 5.3(b), to increase or decrease the amount of employee contributions under their respective Health and Welfare Plans.

         5.4 ATI SICKNESS AND ACCIDENT, LONG TERM DISABILITY AND PENSION DISABILITY BENEFITS. ATI shall transfer to Teledyne Technologies, effective Immediately After the Distribution Date, responsibility for administering all claims incurred by Teledyne Technologies Individuals and other employees and former employees of Teledyne Technologies and the Teledyne Technologies Entities before the Close of the Distribution Date that are administered by ATI as of the Close of the Distribution Date. Teledyne Technologies shall administer such claims in the same manner, and using the same methods and procedures, as ATI used in administering such claims. Teledyne Technologies shall have sole discretionary authority to make any necessary determinations with respect to such claims, including entering into settlements with respect to such claims.

         5.5 POST-RETIREMENT HEALTH AND LIFE INSURANCE BENEFITS. As soon as practicable after the Distribution Date, Teledyne Technologies shall provide ATI with a list of all Teledyne Technologies Individuals who are, to the best knowledge of Teledyne Technologies, eligible to receive retiree medical or dental coverage under the ATI Health and Welfare Plans from and after the Distribution Date and/or post-retirement life insurance coverage under the ATI Group Life Program, and the type of retiree medical or dental coverage and the level of life insurance coverage for which they are eligible, as applicable.

         5.6 COBRA AND DIRECT PAY. Effective Immediately After the Distribution Date, Teledyne Technologies shall solely be responsible for administering compliance with the health care continuation coverage requirements of COBRA and the Teledyne Technologies Health and Welfare plans, and, with respect to Teledyne Technologies Individuals, the ATI Health and Welfare Plans.


         5.7 POST-DISTRIBUTION TRANSITIONAL ARRANGEMENTS.

         (a) CONTINUANCE OF ELECTIONS, CO-PAYMENTS AND MAXIMUM BENEFITS.


                  (i) Teledyne Technologies shall cause the Teledyne Technologies Health and Welfare Plans to recognize and maintain all coverage and contribution elections made by Teledyne Technologies Individuals under the ATI Health and Welfare Plans and apply such elections under the Teledyne Technologies Health and Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable. The transfer or other movement of employment from ATI to Teledyne Technologies at any time before the Close of the Distribution Date shall neither constitute nor be treated as a "status change" under the ATI Health and Welfare Plans or the Teledyne Technologies Health and Welfare Plans.

                  (ii) Teledyne Technologies shall cause the Teledyne Technologies Health and Welfare Plans to recognize and give credit for (A) all amounts applied to deductibles, out-of-pocket maximums, and other applicable benefit coverage limits with respect to which such expenses have been incurred by Teledyne Technologies Individuals under the ATI Health and Welfare Plans for the remainder of the year in which the Distribution occurs, and (B) all benefits paid to Teledyne Technologies Individuals under the ATI Health and

Welfare Plans for purposes of determining when such persons have reached their lifetime maximum benefits under the Teledyne Technologies Health and Welfare Plans.

                  (iii) Teledyne Technologies shall recognize and maintain through December 31, 1999 all eligible populations covered by the ATI Health and Welfare Plans (as defined in the applicable ATI Health and Welfare Plan documents), including Class I and Class II dependents, term and temporary employees, alternate benefit plan employees, and all categories of part-time employees (which are fully and non-fully eligible for company contributions).

                  (iv) Teledyne Technologies shall (A) provide coverage to Teledyne Technologies Individuals under the Teledyne Technologies Group Life Program without the need to undergo a physical examination or otherwise provide evidence of insurability, and (B) recognize and maintain all irrevocable assignments and accelerated benefit option elections made by Teledyne Technologies Individuals under the ATI Group Life Program.


         (b) OTHER POST-DISTRIBUTION TRANSITIONAL RULES.


                  (i) ATI HCRA PLAN. To the extent any Teledyne Technologies Individual contributed to an account under the ATI HCRA Plan during the calendar year that includes the Distribution Date, effective as of the Close of the Distribution Date, ATI shall transfer to the Teledyne Technologies HCRA Plan the account balances of Teledyne Technologies Individuals for such calendar year under the ATI HCRA Plan, regardless of whether the account balance is positive or negative.

                  (ii) ATI CHILD/ELDER CARE REIMBURSEMENT ACCOUNT PLAN. To the extent any Teledyne Technologies Individual contributed to the ATI CECRA Plan during the calendar year that includes the Distribution Date, ATI shall transfer the account balances of Teledyne Technologies Individuals for such calendar year in the ATI CECRA Plan to the Teledyne Technologies CECRA Plan.

                  (iii) POST-RETIREMENT MEDICAL PLAN. For a period ending on December 31st of the calendar year which is five calendar years after the Distribution Date, Teledyne Technologies shall comply with all cost maintenance period requirements and benefit maintenance period requirements under Code
Section 401(h) or 420 that are applicable to post-retirement health benefits under the Teledyne Technologies Health Plans for any pension asset transfers pursuant to Code Section 420 by or on behalf of ATI for qualified current retiree health liabilities (as defined under Code Section 420). With respect to any pension asset transfers pursuant to Code Section 420, Teledyne Technologies shall obtain ATI's prior written approval before amending any Teledyne Technologies Health Plan with respect to the provision of post-retirement health benefits during the cost maintenance or benefit maintenance periods to which the ATI Health Plans are subject pursuant to Code Section 420 and no such amendment shall be effective in any respect until ATI's prior written approval is obtained. No pension asset transfer pursuant to Code Section 420 shall be made by Teledyne Technologies after the date hereof and before the Close of the Distribution Date unless Teledyne Technologies and ATI so agree.

                  (iv) HEALTH AND WELFARE PLANS SUBROGATION RECOVERY. After the Close of the Distribution Date, ATI shall pay to Teledyne Technologies any amounts ATI recovers from time to time through subrogation or otherwise for claims incurred by or reimbursed to any Teledyne Technologies Individual. If Teledyne Technologies recovers any amounts through subrogation or otherwise for claims incurred by or reimbursed to employees and former employees of ATI or an ATI Entity and their respective beneficiaries and dependents (other than Teledyne Technologies Individuals), Teledyne Technologies shall pay such amounts to ATI.

         5.8 APPLICATION OF ARTICLE V TO SPINCO ENTITIES. Any reference in this
Article V to "Teledyne Technologies" shall include a reference to a Teledyne Technologies Entity when and to the extent ATI or Teledyne Technologies has caused the Teledyne Technologies Entity to (a) become a party to a vendor contract, group insurance contract, or HMO letter agreement associated with a Teledyne Technologies Health and Welfare Plan, (b) become a self-insured entity for the purposes of one or more Teledyne Technologies Health and Welfare Plans,
(c) assume all or a portion of the liabilities or administrative responsibilities for benefits which arose before the Close of the Distribution Date under an ATI Health and Welfare Plan and which were expressly assumed by Teledyne Technologies pursuant to the terms of this Agreement, or (d) take any other action, extend any coverage, assume any other liability or fulfill any other responsibility that Teledyne Technologies would otherwise be required to take under the terms of this Article V, unless it is clear from the context that the particular reference is not intended to include a Teledyne Technologies Entity. In all such instances in which a reference in this Article V to "Teledyne Technologies" includes a reference to a Teledyne Technologies Entity, Teledyne Technologies shall be responsible to ATI for ensuring that the Teledyne Technologies Entity complies with the applicable terms of this Agreement and the Teledyne Technologies Individuals allocated to such Teledyne Technologies Entity shall have the same rights and entitlements to benefits under the applicable Teledyne Technologies Health and Welfare Plans that the Teledyne Technologies Individual would have had if he or she had instead been allocated to Teledyne Technologies. Further, each such Teledyne Technologies Entity, unless otherwise expressly provided under the terms of this Agreement or any Ancillary Agreement, shall defend, indemnify and hold harmless ATI for any costs incurred by ATI pursuant to the provisions of Article V on behalf of or related to such Teledyne Technologies Entity.



                                   ARTICLE VI
              EXECUTIVE BENEFITS AND NON-EMPLOYEE DIRECTOR BENEFITS



         6.1 ASSUMPTION OF OBLIGATIONS. Except as otherwise expressly provided in this Article VI, effective Immediately After the Distribution Date, Teledyne Technologies and the Teledyne Technologies Entities shall assume and be solely responsible for all Benefit Liabilities to or relating to Teledyne Technologies Individuals under all ATI Executive Benefit Plans.

         6.2 CONSENTS AND NOTIFICATIONS. ATI and Teledyne Technologies shall use their Reasonable Efforts to obtain, or cause to be obtained, to the extent necessary, the written consent of each Teledyne Technologies Individual who is a party to a separate agreement between the Individual and ATI and/or a participant in any ATI Executive Benefit Plan, to the treatment of such individual agreement and/or Executive Benefit Plan, as applicable, in accordance with this Article VI, including the assumption by Teledyne Technologies and the Teledyne Technologies Entities, of sole responsibility for, and the release of ATI and the ATI Entities from, all Benefit Liabilities thereunder; provided, that no failure to seek or to obtain any such consent shall have any effect upon the obligations of Teledyne Technologies and the Teledyne Technologies Entities with respect to such Benefit Liabilities.

         6.3 ATI 1999 BONUS PLAN. Subject to the provisions of Section 6.4(a)(ii)(B), Teledyne Technologies shall be responsible for determining, with respect to all Awards that would otherwise be payable under any bonus Plan or arrangement to Teledyne Technologies Individuals for the 1999 performance year,
(a) the extent to which established performance criteria (as interpreted by Teledyne Technologies, in its sole discretion, after taking into account the effects of the Distribution) have been met and (b) the payment level for each Teledyne Technologies Individual.

         6.4 ATI INCENTIVE PLANS. ATI and Teledyne Technologies shall use their Reasonable Efforts to take all actions necessary or appropriate so that each outstanding Award granted under any ATI Incentive Plan held by any Teledyne Technologies Individual shall be determined, converted or replaced, as the case may be, as set forth in this Section 6.4 with an Award under the Teledyne Technologies Incentive Plan.

         (a) TELEDYNE TECHNOLOGIES INDIVIDUALS WHO ARE ACTIVE EMPLOYEES OF TELEDYNE TECHNOLOGIES.


                  (i) STOCK OPTIONS.


                  Teledyne Technologies shall cause each ATI-Option that is outstanding as of the Close of the Distribution Date and is held by a Teledyne Technologies Individual to be converted, effective Immediately After the Distribution Date, to a Teledyne Technologies Option (a "Converted Option"). Such Converted Option shall provide for the option to purchase a number of shares of Teledyne Technologies Common Stock equal to the number of shares of ATI Common Stock subject to such ATI-Option as of the Close of the Distribution Date, multiplied by the Ratio, and then rounded up to the nearest whole share. The per-share exercise price of such Converted Option shall equal the per-share exercise price of such ATI Option as of the Close of the Distribution Date divided by the Ratio. Each such Converted Option shall otherwise have the same terms and conditions as were applicable to the corresponding ATI Option as of the Close of the Distribution Date, except that references to ATI and its Affiliates shall be amended to refer to Teledyne Technologies and its Affiliates.

                  (ii) PERFORMANCE AWARDS.


                  (A) The current performance period under the ATI Performance Share Program is the three-year period commencing on January 1, 1998. Either prior to or within a reasonable time after the Distribution Date, in accordance with the provisions of Section 6.4(a)(ii)(B), the applicable ATI Performance Award under the ATI Performance Share Program shall be determined by ATI with respect to each Teledyne Technologies Individual for the period from January 1, 1998 through the Distribution Date. Effective Immediately After the Distribution Date, Teledyne Technologies and the Teledyne Technologies Entities shall assume and be solely responsible for all Benefit Liabilities to or relating to Teledyne Technologies Individuals with respect to the administration and distribution of Performance Awards to such Teledyne Technologies Individuals.

                  (B) Notwithstanding the provisions of Section 6.3, the ATI Personnel and Compensation Committee or the Stock Incentive Award Subcommittee, as the case may be, shall determine, in its sole and absolute discretion, with respect to each Teledyne Technologies Individual, the extent to which, as of the Distribution Date, such Individual has achieved target performance levels established under the ATI Performance Share Program and the appropriate Performance Award for such Individual based upon such performance. The Performance Award so determined shall be pro-rated by multiplying the Performance Award determined under the preceding sentence by a fraction, the numerator of which shall be equal to the number of months from and including January 1, 1998 to the month in which the Distribution Date occurs and the denominator of which shall be 36. The Performance Award as determined hereunder shall be distributed by Teledyne Technologies and the Teledyne Technologies Entities to the applicable Teledyne Technologies Individual as provided under the terms of the Performance Share Program; provided, however, that any ATI Common Stock allocated or otherwise awarded to a Teledyne Technologies Individual as part of a Performance Award under the provisions of this Section 6.4(a)(ii) shall, prior to any distribution to such Individual and, in any event, no later than Immediately After the Distribution Date, be converted into Teledyne Technologies Common Stock by multiplying the number of shares of ATI Common Stock subject to such Performance Award by an appropriate ratio, as determined by ATI's Board of Directors or an applicable Committee thereof and then rounding the product up to the nearest whole share. Teledyne Technologies shall pay to the holder of such Performance Award, at the time of such conversion, cash in lieu of any fractional share based on the Teledyne Technologies Stock Value.

                  (iii) SARP. As of the Distribution Date, all shares of ATI Common Stock issued and outstanding held by a Teledyne Technologies Individual under the ATI SARP as Designated Stock or Purchased Stock (as those terms are defined in the ATI SARP) shall continue to be so held, and the shares of Teledyne Technologies Common Stock received by Teledyne Technologies Individuals in respect of their Purchased Stock and Designated Stock pursuant to the distribution terms of Article III of the Separation and Distribution Agreement and the shares of Water Pik Technologies, Inc. Common Stock received by Teledyne Technologies Individuals in respect of their Purchased Stock and Designated Stock as a result of the spin-off of Water Pik Technologies, Inc. by ATI to ATI's stockholders shall also be considered Designated Stock or Purchased Stock, as the case may be, subject to the terms of the ATI SARP. Effective Immediately After the Distribution Date, Teledyne Technologies shall assume all Benefit Liabilities to or relating to Teledyne Technologies Individuals under the ATI SARP relating to the Restricted Stock (as that term is defined in the ATI SARP), but ATI shall retain all promissory notes payable by participants into the ATI SARP, including Teledyne Technologies Individuals, to the order of ATI, and the collateral with respect to such notes shall include all shares of ATI Common Stock that were pledged as collateral for purposes of the ATI SARP immediately prior to the Distribution Date as well as the shares of Teledyne Technologies Common Stock and Water Pik Technologies, Inc. Common Stock issued in respect of such shares of ATI Common Stock held as collateral. Effective Immediately After the Distribution Date, pursuant to the terms of the ATI SARP, all Teledyne Technologies Individuals holding awards of Restricted Stock under the ATI SARP as of the Distribution Date shall receive, without any further action on their part and in substitution for all shares of Restricted Stock held immediately prior to the Distribution Date by such Teledyne Technologies Individuals under the ATI SARP a number of shares of Teledyne Technologies Common Stock determined by multiplying the number of shares of ATI Common Stock that are held immediately prior to the Distribution Date as Restricted Stock under the ATI SARP by an appropriate ratio, as determined by ATI's Board of Directors or an applicable Committee thereof then rounding the product up to the nearest whole share, and such shares of Teledyne Technologies Common Stock shall be subject to the same restrictions as the shares of ATI Common Stock prior to the conversion.

         (b) TELEDYNE TECHNOLOGIES INDIVIDUALS WHO ARE NOT ACTIVE EMPLOYEES OF TELEDYNE TECHNOLOGIES. Each outstanding Award that is held by an individual who, as of the Close of the Distribution Date, would otherwise be a Teledyne Technologies Individual but is not an active employee of or on leave of absence from Teledyne Technologies or a Teledyne Technologies Entity shall remain outstanding Immediately After the Distribution Date in accordance with its terms as applicable as of the Close of the Distribution Date, subject to such adjustments as may be applicable to outstanding Awards held by individuals who remain active employees of or on leave of absence from ATI or an ATI Entity after the Distribution Date.


         6.5 ATI NONQUALIFIED DEFERRED COMPENSATION PROGRAMS.


         (a) ASSUMPTION OF LIABILITIES AND TRANSFER OF ASSETS. Effective Immediately After the Distribution Date, Teledyne Technologies shall assume all Benefit Liabilities to or relating to Teledyne Technologies Individuals under the ATI Nonqualified Deferred Compensation Programs. Effective Immediately After the Distribution Date, to the extent ATI has acquired Corporate-Owned Life Insurance Policies as a source of payment of liabilities which are or may be payable under the Allegheny Teledyne Incorporated Executive Deferred Compensation Plan with respect to Teledyne Technologies Individuals, ATI shall cause the transfer, either by assignment or any other reasonable means, to Teledyne Technologies of Policies on the lives of Teledyne Technologies Individuals and such other employees or former employees of ATI or its subsidiaries as ATI may, in its sole and absolute discretion select, or any portion thereof, having in the aggregate a cash surrender value equal to the amount of any Benefit Liabilities for Teledyne Technologies Individuals under the Allegheny Teledyne Incorporated Executive Deferred Compensation Plan.

         (b) GUARANTEE OF CERTAIN OBLIGATIONS. ATI shall guarantee to Teledyne Technologies Individuals who are participants in the Teledyne, Inc. Pension Equalization Plan payment of the Benefit Liabilities of Teledyne under such plan to such participants as of the Distribution Date to the extent Teledyne Technologies is unable to satisfy such Benefit Liabilities.

         (c) CORPORATE-OWNED LIFE INSURANCE. ATI and Teledyne Technologies shall take all actions necessary to replicate the manner in which ATI has heretofore held Corporate-Owned Life Insurance Policies, and executing or accepting delivery of any assignments reasonably requested by either party or any insurance company insuring one or more lives under the Corporate-Owned Life Insurance Policies, as may be necessary or appropriate in order to assign those Policies insuring Teledyne Technologies Individuals to Teledyne Technologies, effective Immediately After the Distribution Date. If a Corporate-Owned Life Insurance Policy is so assigned to Teledyne Technologies, Teledyne Technologies shall assume and be solely responsible for all Benefit Liabilities, and shall be entitled to all benefits, thereunder, effective as of the earlier of (i) the Close of the Distribution Date and (ii) the date of such assignment. ATI and Teledyne Technologies shall continue, liquidate and/or administer such Corporate-Owned Life Insurance Policies on terms and conditions agreed to by ATI and Teledyne Technologies. ATI and Teledyne Technologies shall share all information that may be necessary to identify the individuals insured by the Corporate-Owned Life Insurance Policies owned by ATI and/or Teledyne Technologies and to determine when and whether such individuals are deceased.

         6.6 NON-EMPLOYEE DIRECTOR BENEFITS. The parties intend that all Teledyne Technologies Non-Employee Directors who were ATI Non-Employee Directors prior to the Distribution Date may continue to serve as ATI Non-Employee Directors. In furtherance of such intention, ATI shall retain all Benefit Liabilities with respect to the services of its Non-Employee Directors under the ATI Non-Employee Director Plans accrued as of the Distribution Date. Teledyne Technologies assumes no Benefit Liabilities under the ATI Non-Employee Director Plans.


         6.7 CONFIDENTIALITY AND PROPRIETARY INFORMATION. No provision of this Agreement shall be deemed to release any individual for a violation of any agreement or policy pertaining to confidential or proprietary information of ATI or any of its Affiliates, or otherwise relieve any individual of his or her obligations under any such agreement or policy.


                                   ARTICLE VII
                           GENERAL AND ADMINISTRATIVE


         7.1 INTERIM SERVICES AGREEMENT. Effective on or before the Distribution Date, ATI and Teledyne Technologies shall enter into an agreement relating to the coordination of and payment for interim services to be provided by ATI regarding the establishment and administration of the Teledyne Technologies Plans (the "Interim Services Agreement"). The provisions of the Interim Services Agreement shall be incorporated by reference in this Agreement and shall become a part of this Agreement.


         7.2 PAYMENT OF LIABILITIES, PLAN EXPENSES AND RELATED MATTERS.


         (a) ACTUARIAL AND ACCOUNTING METHODOLOGIES AND ASSUMPTIONS. For purposes of this Agreement, unless specifically indicated otherwise: (i) all actuarial methodologies and assumptions used for a particular Plan shall (except to the extent otherwise determined by ATI and Teledyne Technologies to be reasonable or necessary) be substantially the same as those used in the actuarial valuation of that Plan used to determine minimum funding requirements under ERISA Section 302 and Code Section 412(c) for 1999, or, if such Plan is not subject to such minimum funding requirements, the assumptions used to prepare ATI's audited financial statements for 1999, as the case may be; and
(ii) the value of plan assets shall be the value established by ATI for purposes of audited financial statements of the relevant plan or trust for the period ending on the date as of which the valuation is to be made. Except as otherwise contemplated by this Agreement or as required by law, all determinations as to the amount or valuation of any assets of or relating to any ATI Plan (whether or not such assets are being transferred to a Teledyne Technologies Plan) shall be made by ATI in its sole and absolute discretion and such determination shall be final and binding on all parties.

         (b) PAYMENT OF LIABILITIES; DETERMINATION OF EMPLOYEE STATUS. Teledyne Technologies shall pay directly, or reimburse ATI promptly for, all Benefit Liabilities assumed by it pursuant to this Agreement, including all compensation payable to Teledyne Technologies Individuals for services rendered while in the employ of ATI or an ATI Entity before becoming a Teledyne Technologies Individual (to the extent not charged for pursuant to Section 7.1 or another Ancillary Agreement). To the extent the amount of such Benefit Liabilities is not yet determinable because the status of individuals as Teledyne Technologies Individuals is not yet determined, except as otherwise specified herein or in another Ancillary Agreement with respect to particular Benefit Liabilities, Teledyne Technologies shall make such payments or reimbursements based upon ATI's reasonable estimates of the amounts thereof, and when such status is determined, Teledyne Technologies shall make additional reimbursements or payments, or ATI shall reimburse Teledyne Technologies, to the extent necessary to reflect the actual amount of such Benefit Liabilities. In determining the number of individuals in any particular group of employees described in this Agreement (such as "Teledyne Technologies Individuals"), no individual shall be counted twice. Determinations of what entity employs or employed a particular individual shall be made by reference to the applicable legal entity and/or other appropriate accounting code, to the extent possible.

         7.3 SHARING OF PARTICIPANT INFORMATION. ATI and Teledyne Technologies shall share, ATI shall cause each applicable ATI Entity to share, and Teledyne Technologies shall cause each applicable Teledyne Technologies Entity to share, with each other and their respective agents and vendors (without obtaining releases) all participant information necessary for the efficient and accurate administration of each of the ATI Plans and the Teledyne Technologies Plans. ATI and Teledyne Technologies and their respective authorized agents shall, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party, to the extent necessary for such administration. Until December 31, 2000, all participant information shall be provided in a manner and medium that is compatible with the data processing systems of ATI as in effect on the Close of the Distribution Date, unless otherwise agreed to by ATI and Teledyne Technologies.

         7.4 REPORTING AND DISCLOSURE AND COMMUNICATIONS TO PARTICIPANTS. Teledyne Technologies shall take, and shall cause each other applicable Teledyne Technologies Entity to take, all actions necessary or appropriate to facilitate the distribution of all applicable ATI Plan-related communications and materials to Teledyne Technologies Individuals and their beneficiaries, including summary plan descriptions and related summaries of material modification, summary annual reports, investment information, prospectuses, notices and enrollment material related to the Teledyne Technologies Plans. Teledyne Technologies shall pay ATI the cost relating to the copies of all such documents provided to Teledyne Technologies, except to the extent such costs are charged pursuant to Section
7.1 or pursuant to an Ancillary Agreement. Teledyne Technologies shall assist, and Teledyne Technologies shall cause each other applicable Teledyne Technologies Entity to assist, ATI in complying with all reporting and disclosure requirements of ERISA, including the preparation of Form 5500 annual reports for the ATI Plans, where applicable.


         7.5 NON-TERMINATION OF EMPLOYMENT; NO THIRD-PARTY BENEFICIARIES. No provision of this Agreement or the Separation and Distribution

Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Teledyne Technologies Individual or other future, present or former employee of ATI, an ATI Entity, Teledyne Technologies, or a Teledyne Technologies Entity under any ATI Plan or Teledyne Technologies Plan or otherwise. Without limiting the generality of the foregoing: (i) the Distribution shall not cause any employee to be deemed to have incurred a termination of employment which entitles such individual to the commencement of benefits under any of the ATI Plans, any of the Teledyne Technologies Plans, or any individual agreements; and (ii) except as expressly provided in this Agreement, nothing in this Agreement shall preclude Teledyne Technologies, at any time after the Close of the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Teledyne Technologies Plan, any benefit under any Plan or any trust, insurance policy or funding vehicle related to any Teledyne Technologies Plan unless such change could or will increase the obligations of ATI or any ATI Entity under any plan or arrangement.

         7.6 BENEFICIARY DESIGNATIONS. All beneficiary designations made by Teledyne Technologies Individuals for ATI Plans shall be transferred to and be in full force and effect under the corresponding Teledyne Technologies Plans until such beneficiary designations are replaced or revoked by the Teledyne Technologies Individual who made the beneficiary designation.

         7.7 REQUESTS FOR IRS RULINGS AND DOL OPINIONS. Teledyne Technologies shall cooperate fully with ATI on any issue relating to the transactions contemplated by this Agreement for which ATI elects to seek a determination letter or private letter ruling from the IRS or an advisory opinion from the DOL. ATI shall cooperate fully with Teledyne Technologies with respect to any request for a determination letter or private letter ruling from the IRS or advisory opinion from the DOL with respect to any of the Teledyne Technologies Plans relating to the transactions contemplated by this Agreement.

         7.8 FIDUCIARY MATTERS. ATI and Teledyne Technologies each acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard.

         7.9 COLLECTIVE BARGAINING. To the extent any provision of this Agreement is contrary to the provisions of any collective bargaining agreement to which ATI or any Affiliate of ATI is a party, the terms of such collective bargaining agreement shall prevail. Should any provisions of this Agreement be deemed to relate to a topic determined by an appropriate authority to be a mandatory subject of collective bargaining, ATI or Teledyne Technologies may be obligated to bargain with the union representing affected employees concerning those subjects. Neither party will agree to a modification of any collective bargaining agreement without the consent of the other.


         7.10 CONSENT OF THIRD PARTIES. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or a union) and such consent is withheld, ATI and Teledyne Technologies shall use their Reasonable Efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, ATI and Teledyne Technologies shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

         7.11 INDEMNIFICATION OF ATI. Teledyne Technologies shall indemnify, defend and hold harmless ATI, each ATI Entity and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "ATI Indemnitees") from and against (i) any and all Benefit Liabilities of the ATI Indemnitees to the extent any such Benefit Liabilities are assumed by Teledyne Technologies or a Teledyne Technologies Entity under this Agreement and (ii) any and all changes and modifications to any rights, privileges or benefits of or relating to any Teledyne Technologies Individual as provided in or otherwise contemplated by this Agreement.


                                  ARTICLE VIII
                                  MISCELLANEOUS


         8.1 FOREIGN PLANS. To the extent that Teledyne Technologies has or assumes any responsibility for sponsorship, maintenance or administration of any Foreign Plan, ATI shall have no responsibility or liability with respect to such Plan and Teledyne Technologies shall indemnify and hold harmless ATI from any liability under such Plan.

         8.2 EFFECT IF DISTRIBUTION DOES NOT OCCUR. If the Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Close of the Distribution Date, Immediately After the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed by Teledyne Technologies and ATI.


         8.3 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.


         8.4 AFFILIATES. Each of ATI and Teledyne Technologies shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by an ATI Entity or a Teledyne Technologies Entity, respectively.

         8.5 COUNTERPARTS; ENTIRE AGREEMENT: CORPORATE POWER. (a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         (b) This Agreement, and the Exhibits, Schedules and Appendices hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

         (c) ATI represents on behalf of itself and each ATI Entity, and Teledyne Technologies represents on behalf of itself and each Teledyne Technologies Entity, as follows:

                  (i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform each of this Agreement and to consummate the transactions contemplated hereby; and

                  (ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

         (d) Each party hereto acknowledges that it and each other party hereto may be executing this Agreement by facsimile, stamp or mechanical signature. Each party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such party to the same extent as if it were signed manually and agrees that at the reasonable request of any other party hereto at any time it will as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

         8.6 GOVERNING LAW; CONSENT TO JURISDICTION.

         (a) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies, irrespective of the choice of laws principles of the Commonwealth of Pennsylvania.

         (b) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (i) the Court of Common Pleas of Allegheny County, Pennsylvania and (ii) the United States District Court for the Western District of Pennsylvania, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the parties hereto further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such party's respective address set forth in Section 8.9 will be effective service of process for any action, suit or proceeding in Pennsylvania with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Court of Common Pleas of Allegheny County, Pennsylvania or (ii) the United States District Court for the Western District of Pennsylvania, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         8.7 ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other party hereto.

         8.8 THIRD PARTY BENEFICIARIES. Except as otherwise expressly provided herein, (a) the provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder, (b) there are no third party beneficiaries of this Agreement, and (c) this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement. No party shall be required to deliver any notice under this Agreement to any other party with respect to any matter in which such other party has no right, remedy or claim.

         8.9 NOTICES. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

          If to ATI, to:     Allegheny Teledyne Incorporated
                             1000 Six PPG Place
                             Pittsburgh, Pennsylvania 15222-5479
                             Attn: Senior Vice President,
                                   General Counsel & Secretary

          If to Teledyne
           Technologies, to: Teledyne Technologies Incorporated
                             2049 Century Park East
                             Los Angeles, California 90067-3101
                             Attn: Senior Vice President,
                                   General Counsel & Secretary

Any party may, by notice to the other party, change the address to which such notices are to be given.

          8.10 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

         8.11 HEADINGS. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.12 WAIVERS OF DEFAULT. Waiver by any party of any default by the other party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

         8.13 AMENDMENTS. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

         8.14 INTERPRETATION. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Exhibits and Appendices hereto) and not to any particular provision of this Agreement. Article, Section, Exhibit, Schedule and Appendix references are to the Articles, Sections, Exhibits, Schedules and Appendices to this Agreement unless otherwise specified. The word "including" and words of similar import when used in this Agreement shall mean

"including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive. Unless expressly stated to the contrary in this Agreement, all references to "the date hereof," "the date of this Agreement," "hereby" and "hereupon" and words of similar import shall all be references to _____________ ___ 1999, regardless of any amendment or restatement hereof.

         8.15 DISPUTES.

         (a) Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes in connection with claims by third parties (collectively, "Disputes"), shall be subject to the provisions of this
Section 8.17; provided, however, that nothing contained herein shall preclude any party from seeking or obtaining (i) injunctive relief or (ii) equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder.

         (b) Any party may give the other parties written notice of any Dispute not resolved in the normal course of business. The parties shall attempt in good faith to resolve any Dispute promptly by negotiation between executives of the parties who have authority to settle the controversy. Within 15 days after delivery of the notice, the foregoing executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary for a period not to exceed five days, to attempt to resolve the Dispute. All reasonable requests for information made by one party to the other will be honored. If the parties do not resolve the Dispute within such 20 day period (the "Initial Mediation Period"), the parties shall attempt in good faith to resolve the Dispute by negotiation between or among the Designated Officers. The Designated Officers shall meet at a mutually acceptable time and place (but in no event no later than 15 days following the expiration of the Initial Mediation Period) and thereafter as often as they reasonably deem necessary for a period not to exceed 15 days, to attempt to resolve the Dispute.

         (c) If the Dispute has not been resolved by negotiation within 50 days of the first party's notice, or if the parties failed to meet within 15 days of the first party's notice, or if the Designated Officers failed to meet within 35 days of the first party's notice, any party may commence any litigation or other procedure allowed by law.

         IN WITNESS WHEREOF, the parties have caused this Employee Benefits Agreement to be duly executed as of the day and year first above written.


                                                 ALLEGHENY TELEDYNE
                                                 INCORPORATED


                                                 By:____________________________

                                                 Title:_________________________



                                                 TELEDYNE TECHNOLOGIES
                                                 INCORPORATED

                                                 By:____________________________

                                                 Title:_________________________